Exhibit 19.1

BCP Investment Corporation

Material Non-Public Information and Insider Trading Policy

Policy Created: December 11, 2006

Last Revision: August 22, 2025

Exhibit 19.1

INTRODUCTION

This Policy explains requirements and procedures that apply to all corporate Directors and Officers of BCP Investment Corporation and subsidiaries (each, the “Company”), all employees (collectively, “Personnel”) and household and immediate family members of Personnel (collectively, “Insiders”) of the Company under United States laws about trading in its securities (and in some cases in the securities of other companies). It also deals with responding to questions and the disclosure of certain types of confidential information about the Company's business and affairs.

Directors and Officers of the Company: Read this Policy carefully. When you have completed your review sign the attached acknowledgment form and return it to the Company’s CCO.

Contact the CCO of the Company if at any time you have questions about this Policy or its application to a particular situation; or you plan to trade in the Company's securities but are unsure about whether you are able to do so at the time.

Guidance concerning a request from someone outside the Company to answer questions or disclose information should be sought from a Company spokesperson as identified below.

Guidance about special securities forms and reporting requirements by Directors and Officers of the Company (“Section 16 Officers” as updated in the Company’s registration or proxy statements) should contact the CCO prior to undertaking any transactions in the Company's securities.

General Rules

In general terms, the law and/or Company Policy prohibit:

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Buying or selling Company securities (or in some cases the securities of other companies) while in possession of material non-public information ("inside information");
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Buying or selling Company securities during certain prescribed periods of time before and after earnings releases or quarterly SEC financial filings;
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Disclosing material non-public information to outsiders, including family members and others (tipping), who then trade in the Company's securities or the securities of another company on the basis of that information (see separate guidelines under the Company’s Regulation FD Policy under the Compliance Manual); and
•
Earning "short-swing profits" (as covered by Section 16 of the 1934 Securities Exchange Act) through trading in the Company's equity securities whether or not in possession of non-public inside material information. Any such profits, which generally involve a purchase and sale or a sale and purchase (or any number of these transactions) within any six-month period, must be disgorged to the Company.
•
The sale of any Company securities without complying with all the requirements of Rule 144 under the 1933 Securities Act. This Rule, also described in more detail later in this Policy, has detailed reporting requirements, and strict limitations and/or requirements regarding:
o
the number of shares that may be sold during an established period of time;
o
for certain securities, the length of time for which they must be held before they are sold;

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o
the availability of publicly available information about the Company; and
o
the manner of sale.
•
Answering questions or providing information about the Company and its affairs to Company outsiders unless you are specifically authorized to do so, or it is a regular part of your position (see separate guidelines under the Company’s Regulation FD Policy under the Compliance Manual).

In addition, Company’s Section 16 Officers are required to file a number of Forms with the Securities and Exchange Commission (the "SEC") in connection with various events that include:

•
Form 3: An initial statement regarding beneficial ownership of equity securities of the Company, usually filed at the time of becoming a Director or Officer, regardless of actual ownership of such securities.
•
Form 4: Statements of changes of beneficial ownership of securities of the Company, to be filed no later than the second business day following the day on which the transaction occurs.

The Company's CCO can help provide information to its Section 16 Officers concerning these requirements, the filing of needed Forms, and other information as required. Consult with the CCO regarding any questions you have in this area.

Insider Trading

A significant concept of the federal securities laws (part of Rule 10b-5 of the 1934 Securities Exchange Act) prohibits corporate insiders in possession of material non-public information with respect to their company from engaging in transactions in its securities. If the information involves another company (such as in a merger situation), an insider may not trade in that other company's securities as well.

"Insiders" - An "insider" includes not only corporate Directors and Officers, but also persons such as a non-officer employee who, because of a special relationship or position within the Company, learns of material undisclosed information. According to the circumstances this could include a member of senior management or mailroom or messenger employee who sees or hears something while carrying out normal duties.

"Materiality" and "Inside Information" - Information is "material" for the purposes of the federal securities laws and this Policy if a reasonable investor would consider it important in arriving at a decision to buy sell or hold securities. In addition to the following, other types of information may also be "material" and "inside information" at any particular time depending upon the circumstances.

Examples of material inside information include the following:

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Company financial results, earnings, possible dividend increases or decreases, stock splits or stock dividends and other financial information;
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Anticipated public or private offerings of Company securities;
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The fact that an acquisition candidate, business unit divestiture, joint venture, tender offer or other restructuring activity is being evaluated or considered, that discussions or negotiations are in progress, or that such a transaction is being undertaken;
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Any significant litigation, actual or threatened disputes or governmental investigations;
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Any changes in management or control of the Company;

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•
A significant disruption in the Company’s operations or loss, potential loss, breach or unauthorized access of its property or assets, including its facilities and information technology infrastructure; and
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Changes in auditors.

Until this type of material non-public inside information does become public, a Company Director, Officer or other Insiders with knowledge of it may not trade in the Company's securities. In addition, to the extent that an Insider, through his or her position obtains inside information concerning another company, the Insider may not use that information and trade in that company's securities.

For the purpose of this Policy, information is “Non-Public” until three criteria have been satisfied:

First, the information must have been widely disseminated. Insiders should assume that information has NOT been widely disseminated unless one or more of the following has occurred:

o
it has been carried in a “financial” news service such as the Dow Jones Broad Tape;
o
it has been carried in a “general” news service such as the Associated Press;
o
it has been carried by a national television news service and/or;
o
it has appeared in a filing with the SEC.

Second, the information disseminated must be some form of “official” announcement. In other words, the fact that rumors, speculation, or statements attributed to unidentified sources are public is insufficient to be considered widely disseminated even when the information is accurate.

Third, after the information has been disseminated, a period of time must pass sufficient for the information to be assimilated by the general public. As a general rule, at least 48 hours (several of which must be hours during which NASDAQ is open for trading) must elapse between the dissemination of information in a national news medium and when that information may be considered public.

Periods During Which Trading is Not Permitted - Even after non-public information is disclosed, an Insider must wait until a sufficient time has passed before trading in the Company's securities. This is to permit the market (and investors) to digest and to make their own investment decisions with knowledge of the information.

Accordingly, the Company has adopted a policy that an Insider who is not otherwise in possession of undisclosed material information may only purchase or sell the Company's stock during the period1:

1.
Commencing on the third business day after the filing of the Company’s quarterly financial statements (10-Q) and for a period ending at 4:01 p.m. Eastern Time on the seventh business day prior to the Company’s next succeeding fiscal quarter or year, assuming that no material nonpublic information has been obtained in the meantime; or

2.
Commencing on the third business day after the filing of the Company’s annual financial statements (10-K) and for a period ending at 4:01 p.m. Eastern Time on the seventh business day prior to the Company’s next succeeding fiscal quarter, assuming that no material nonpublic information has been obtained in the meantime.

3.
On a quarter-by-quarter basis, the trading window as defined above may be extended for a specified amount of time upon the discretion and approval by a majority of the Board of Directors and a

Exhibit 19.1

majority of Independent Directors.

1 Absent an active 10b5-1 trading plan, an employee, officer or director may only change the dividend reinvestment election of Company shares during the open trading window period.

The Company reserves the right to shorten or void the open window period if it believes that the Company is in possession of material nonpublic information at the time.

Given the limitations on trading outlined herein and the potential difficulty in the interpretative nature of the guidance, if an employee, officer or director wishes to trade in the Company’s securities or stock, such transactions must be pre-approved by CCO’s Office as per the Company’s Trading Pre-Approval Procedures.

The securities trading policy at the Company is clear – any individual who believes they have individual knowledge of material nonpublic information is precluded from trading even during the open window period. Furthermore, if you have material, nonpublic information, do not "tip" or disclose such information to others. Violations of this policy should be reported to our CCO, your supervisor or a senior officer of the Company.

"Tipper" and "Tippee" Liability - Not only are insiders forbidden to use undisclosed material information about the Company to trade in securities for their own advantage, but they may not give such information to an outsider for the purpose of trading. An outsider can include friends, business associates, a spouse or a family member. Both the tipper and tippee can be held liable for violations of this kind (see separate guidelines under the Company’s Regulation FD Policy under the Compliance Manual).

Proprietary Information - The Company, like most businesses, has developed and continues to develop proprietary and confidential information. In the course of business operations, you may become aware of proprietary, confidential or other nonpublic information regarding the Company. You may not disclose or otherwise use any proprietary, confidential or nonpublic information of any kind acquired as a result of your association with the Company except, of course, for or on behalf of the Company. This obligation applies whether that information relates to the Company (including its affiliates) or another organization (such as a consumer or lender) and continues even after you are no longer associated with the Company. If you have a question as to whether information is proprietary, confidential or nonpublic, you must contact our CCO. You must abstain from disclosing or otherwise using such information until you are informed that its disclosure or other use is permitted.

Further, if someone from outside the Company, such as the news media or a securities analyst or stockholder, asks you questions relating to our business, policies or practices, either directly or through another person, do not answer them. Instead, refer media inquiries to the Company’s CEO, CFO or their designated investor relations proxy (Authorized & Designated Spokespersons) and investor and analyst inquiries to our Chief Financial Officer (see separate guidelines under the Company’s Regulation FD & Press Relations Policy under the Corporate Governance section of the Policies and Procedures manual).

A significant concept of the federal securities laws (part of Rule 10b-5 of the 1934 Securities Exchange Act) prohibits corporate insiders in possession of material non-public information with respect to their company from engaging in transactions in its securities. If the information involves another company (such as in a merger situation), an insider may not trade in that other company's securities as well.

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Implementation of a 10b5-1 Plan for Senior Executives and Directors

An Insider may adopt a 10b5-1 trading plan, subject to pre-approval thereof by the Company. A properly executed 10b5-1 plan allows Insiders (including the Company) to trade (buy and sell) the Company’s shares even during black-out periods.

Rule 10b5-1 was adopted by the SEC in August 2000 to clarify what constitutes trading “on the basis of” material nonpublic information in insider trading cases brought under the federal securities laws.

General Rule – “Awareness” - Rule 10b5-1 was designed in part to make it easier for the SEC to prosecute claims of illegal insider trader and generally provides that a person need only be aware of material nonpublic information at the time of a purchase or sale – rather than actually use such information – to be liable for securities fraud.

Affirmative Defense for Predetermined Trading Plans Rule - 10b5-1 goes on, however, to provide an affirmative defense to claims of trading on the basis of material nonpublic information. The rule expressly provides that a corporate insider may buy or sell securities while in possession of material nonpublic information – without being deemed to have traded on the basis of such information – so long as the insider can demonstrate that the trades were made pursuant to a predetermined trading plan put into place before the insider became aware of the information.

The SEC’s adoption of the Rule 10b5-1 affirmative defense provides many benefits for both corporate insiders and the Company:

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Increased protection from insider trading liability
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Flexibility to trade securities on a predictable and consistent basis
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Despite possession of material nonpublic information
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Despite closed trading windows
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Despite blackout periods (subject to any issuer-imposed conditions)
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Mitigates negative inferences associated with insider stock sales
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Convenience of putting a portfolio plan on auto-pilot
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Discipline during volatile market fluctuations

To qualify for the Rule 10b5-1 affirmative defense, a trade must be made pursuant to a predetermined trading plan which, at the outset, must:

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Be entered into good faith and not part of a plan or scheme to evade insider trading laws;
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Be adopted at a time when the insider does not possess material nonpublic information; and,
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Either:
o
Specify the amount of securities to be bought or sold (shares or dollar amount), the price (market of limit or some other objective calculation), and the date (exact date or period).
o
Include a written formula for determining the amount, price and date; or

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o
Delegate complete discretion to a third party (with no knowledge of inside information) to determine how, when and whether to effect a transaction and not permit the insider to exercise any subsequent influence.

Deviations from the Plan are permitted only at times when the insider is not aware of material nonpublic information:

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Subject to Company and broker approval, an insider may make changes to a predetermined trading plan at a time when they are not aware of material nonpublic information; this will be deemed to be the creation of a new Rule 10b5-1 plan.
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If material nonpublic information is known to the insider at the original or subsequent change in the Plan, the affirmative defense is lost for subsequent trades and may be retroactively lost for trades already completed.
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The open window of opportunity to finalize new or any changes to trading parameters under a 10b5-1 plan is consistent with the periods permitted for insider trading, assuming that no material nonpublic information has been obtained in the meantime.

Reporting and Form Filing Requirements

Under Section 16 of the 1934 Securities Exchange Act, Directors and Officers of the Company must file forms with the SEC when they engage in certain transactions involving the Company's equity securities. In this context, in addition to basic traditional equity interests such as common stock, "equity securities" of the Company also include any securities that are exchangeable for or convertible into, or that derives their value from, an equity security of the Company. These other securities are known as derivative securities, and include options, warrants, convertible securities, and stock appreciation rights.

Form 3: Initial Beneficial Ownership Statement. A person who becomes a Director or Officer of the Company must file a Form 3 within 10 days of becoming a Director or Officer, even if the Director or Officer is not an owner of the Company's equity securities at the time.

Form 4: Changes of Beneficial Ownership Statement. As long as a person remains a Director or Officer, and for up to six months after a person no longer holds such a position with the Company, a Form 4 must be filed no later than the end of the second business day following the day on which a transaction in the shares occurs (including stock option exercises).

Short-Swing Trading Profits and Short Sales

Short-Swing Trading Profits - In order to discourage Directors and Officers from profiting through short-term trading transactions in equity securities of the Company, Section 16(b) requires that any "short-swing profits" be disgorged to the Company. (This is in addition to the Form reporting requirements described above.) "Short-swing profits" are profits that result from any purchase and sale, or sale and purchase of the Company's equity securities within a six- month period unless there is an applicable exemption. It is important to note that this rule applies to any matched transactions in the Company's securities, not only a purchase and sale or sale and purchase of the same shares. Furthermore, pursuant to the SEC's rules, the "statutory profit" is determined so as to maximize the amount that the Director or Officer must disgorge, and this amount may not be offset by any losses realized.

Short-swing Exemptions for Certain Reinvestment and Employee Benefit Plan Transactions - As indicated, to come within the short-swing rules, a purchase and sale (or sale and purchase) within a six month period are matched to determine what profit there is (if any). Rule (16b-3) carves out a few

Exhibit 19.1

exceptions to what constitutes a "purchase" for these matching purposes.

Under this Rule certain transactions involving acquisitions of equity securities under employee benefit plans are not counted as "purchases" for short-swing purposes, provided that the benefit plan meets various statutory requirements.

Prohibition Against Short-Sales - A transaction in options is, in effect, a bet on the short- term movement of the Company’s stock and therefore creates the appearance that Directors and Officers are trading based on inside information. Transactions in options also may focus the Directors or Officer’s attention on short-term performance at the expense of the Company’s long-term objectives. Directors and Officers are prohibited from making "short sales" of the Company's equity securities and from transacting in puts, calls or other derivative securities, on an exchange or in any other organized market. A short sale has occurred if the seller:

1.
does not own the securities sold; or
2.
does own the securities sold, but does not deliver them within 20 days or place them in the mail within 5 days of the sale.

Limitations And Requirements On Resales Of The Company's Securities

Under the 1933 Securities Act, Directors and Officers who wish to resell their Company securities must comply with the requirements of Rule 144, or be forced to register the sale of them under the Act. "Securities" under Rule 144 (unlike under Section 16) are broadly defined to include all securities, not just equity securities. Therefore, the Rule 144 requirements apply not only to common and preferred stock, but also to bonds, debentures and any other form of security. Also, the requirements of this Rule apply whether or not the securities to be resold were previously registered under the 1933 Securities Act, except for the minimum holding period (which applies only to securities which were not registered under that Act).

The relevant provisions of Rule 144 as they apply to resales by Directors and Officers are as follows:

1.
Current public information. There must be adequate current public information available regarding the Company. This requirement is satisfied only if the Company has filed all reports required by the 1934 Securities Exchange Act during the twelve months preceding the sale.
2.
Manner of sale. The sale of Company shares by a Director or Officer must be made in an open market transaction through a broker at the prevailing market price for no more than the usual and customary brokerage commission. Furthermore, the broker may not solicit nor arrange for the solicitation of customers to purchase the shares.
3.
Number of shares, which may be sold. The amount of securities that a director or officer may sell in a three-month period is limited to the greater of:
a.
one percent of the outstanding shares of the Company, or
b.
the average weekly reported trading volume in the four calendar weeks preceding the transactions.
4.
Notice of proposed sale. If the amount of securities proposed to be sold by a Director or Officer during any three-month period exceeds 500 shares or has an aggregate sale price in excess of $10,000, the Officer or Director must file a notice of sale with the SEC and on Form 144 prior to, or concurrently with, the placing of the order to sell securities.
5.
Holding Periods. Any securities of the Company acquired directly or indirectly from the Company in a transaction that was not registered with the SEC under the 1933 Act (restricted securities) must be

Exhibit 19.1

held for six months prior to reselling such securities. There is no statutory minimum holding period for securities that were registered under the 1933 Act.

In certain situations (e.g., securities acquired through stock dividends, splits or conversions), "tacking" is permitted, that is, the new securities will be deemed to have been acquired at the same time as the original securities.

Answering Questions and Providing Company Information

In many situations, Directors and Officers may find themselves the recipient of questions concerning various activities of the Company. Such inquiries can come from the media, stock exchanges and others regarding the Company's business, rumors, trading activity, current and future prospects and plans, acquisition or divestiture activities and other similar important information.

Only Authorized & Designated Spokespersons of the Company may answer questions about or disclose information concerning the Company. Once disclosure has been authorized and/or commenced, Rule 10b-5 of the 1934 Securities Exchange Act prohibits Company personnel from making any untrue statements of material facts or, when making a disclosure, omitting a material fact necessary in order to make the statement made, in light of the circumstances under which it was made, not misleading (see separate guidelines under the Company’s Regulation FD Policy under the Compliance Manual).

In applying this Policy concerning disclosing Company information to the public, or answering questions about the Company, the following procedures have been established. They must be followed by all employees in handling inquiries seeking information concerning the Company:

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The Company's Authorized & Designated Spokespersons are the CEO or CFO. These spokespersons have been specially briefed and trained regarding the rules and requirements of the securities law and Company Policy on responding to inquiries from outside the Company.
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Directors or Officers other than the Authorized & Designated Spokespersons may respond to outside inquiries only if they are authorized to do so in a particular case, or if their job responsibilities include responding to questions.
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Any inquiries from outsiders concerning any Company information should be referred to the Authorized & Designated Spokespersons identified above. An appropriate response to a request from on outsider for information or to seek an answer to a question is: "The authorized Company spokesperson on this matter is [ ], whose telephone number is…."
•
Care should be taken not to make statements such as "the Company knows of no such corporate development." Even if the Company knows nothing at the time such a statement is made, by making such a statement, it may be undertaking an affirmative disclosure obligation if the facts change.

Any questions about this Policy and these procedures should be directed to the Chief Financial Officer.

Penalties for Violating Securities Law and Company Policy

The seriousness of securities law violations is reflected in the penalties that it carries. A Director's resignation may be sought, or an Officer or other Insider will be subject to possible Company disciplinary action up to and including termination of employment. In addition, the Company itself and individual Directors, Officers or employees may be subjected to both criminal and civil liability. Criminal penalties can be up to a maximum of $5 million and 20 years in jail.

Conclusion

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Because of the technical nature of some aspects of the federal securities laws all Directors and Officers should review this material carefully and contact the CCO prior to engaging in any transaction in the Company's securities which might be in conflict with the securities law and this Company Policy. Contact an Authorized & Designated Spokespersons for guidance on the rules about responding to questions or requests for information from outsiders, and the CCO regarding any securities law required reporting or form-filing requirements.

Ethical And Legal Responsibilities Of Directors, Officers, And Employees Regarding Trading In Securities

This affirms my reading, knowledge and understanding of BCP Investment Corporation’s Statement on Trading in Company and Other Securities by Directors, Officers and other Insiders and I agree to abide by such policy statement.

Should any violation of this policy come to my attention, I agree to promptly contact the Company’s Chief Compliance Officer.

___________________________________________________

Name (Print or type)

___________________________________________________ ______________________

Signature Date